                                                                    Exhibit 10.2

          THIS FORGIVENESS AGREEMENT made this 31st day of March, 1999.

BETWEEN:                             HER MAJESTY THE QUEEN IN RIGHT
                                     OF THE PROVINCE OF NEW BRUNSWICK, as
                                     represented by the Minister of Economic
                                     Development, Tourism and Culture,
                                     (hereinafter called the "Minister'),

                                                               OF THE FIRST PART

A N D: RMH TELESERVICES INC., a body corporate, duly incorporated under and by virtue of the laws of the Commonwealth of Pennsylvania, United States of America, and having its registered office at 40 Moms Avenue Bryn Mawr, Delaware County,
                                     Pennsylvania, United States of America,
                                     (hereafter called the "Corporation"),

                                                              OF THE SECOND PART

            WHEREAS under the authority of Order-in-Council 98-783 made pursuant to the Economic Development Act, Acts of New Brunswick, 1975, Chapter E-1.11, the Minister has made or has agreed to make a loan to the Corporation in the amount of up to $2,000,000.00, subject to the temis and conditions set forth herein, for the purpose of assisting the Corporation to finance a portion of the capital cost of establishing a call centre service bureau (hereinafter called the "Facility"), in the Province of New Brunswick;

            AND WHEREAS the Minister and the Corporation have, in respect of the Loan and the repayment thereof, entered into a certain Loan Agreement (hereinafter called the "Loan Agreement") bearing even date herewith;

            AND WHEREAS under the authority of the said Order-in-Council, the Minister has also been authorized to enter into this Agreement with the Corporation.

            NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the sum of Ten Dollars ($10.00) in lawful money of Canada paid by each of the parties to the other of them, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.In this Agreement:

            (a) "Calculation Period" means the period of time commencing on the 1st day of April, 1999 and ending

                  (i)   on the 31st day of March, 2003 or

                  (ii) on the date that the Principal Sum becomes immediately due and payable pursuant to the provisions of Clause 11 of the Loan Agreement,

            whichever date referred to in paragraphs (i) and (ii) shall first occur;

            (b) "Facility Employees" means those employees of the Corporation who are engaged by the Corporation to work at the Facility except those:

                  (i)   who are not ordinarily resident in New Brunswick;

                  (ii) employees who normally work less than 20 hours per week; and

                  (iii) employees who are officers, directors or shareholders of the Corporation;

            (c) "Interest" means the interest on the Principal Sum determined and calculated at the rate and in the manner set forth in the Loan Agreement;

            (d) "Letter of Offer means that certain letter from the Minister to the Corporation dated February 10, 1999, a copy of which is attached as Schedule UAD to the Loan Agreement;

            (e) "Number of Full Time Equivalent Jobs" means the lesser of 400, and the quotient obtained by dividing by 5,460 hours, the Number of Paid Hours worked or performed at the Facility by the Facility Employees during the Calculation Period;

            (f) "Number of Paid Hours" means the number of hours worked or performed at the Facility by the Facility Employees during the Calculation Period for which the Facility Employees have been fully paid; Provided that for the purposes of any calculation under this Agreement to determine the Number of Paid Hours, the aggregate number of hours that can be worked or performed by a particular Facility Employee and by all other Facility Employees, while replacing or substituting for or filling the position of that particular Facility Employee, shall not exceed 5,460 hours during the Calculation Period;

            (g) "Principal Sum" means the principal of the Loan, or that portion of the Loan that is advanced by the Minister to the Corporation under the Loan Agreement.

2. Subject always to the provisions of this Agreement, the parties hereto agree that the Principal Sum and Interest outstanding under the Loan Agreement shall be respectively reduced and forgiven as follows:

     (a) the Principal Sum shall be reduced and forgiven by the amount of:

                  (i) 2,000,000.00; or

                  (ii) the amount equal to the product obtained by multiplying $5,000.00 by the aggregate of:

                        (A) the Number of Full Time Equivalent Jobs created and maintained at the Facility by the Corporation during the Calculation Period, and

                        (B) the number, if any, by which the Number of Full Time Equivalent Jobs is increased, as verified and approved by the Minister, pursuant to the provisions of the Letter of Offer;

            whichever amount referred to in subparagraph (i) and (ii) of this paragraph (a) is the lesser amount; and

            (b) Interest shall be reduced and forgiven by the amount equal to the amount of Interest which is attributable to that portion of the Principal Sum that is forgiven and reduced pursuant to paragraph (a) of this Clause 2.

3. That portion of the Principal Sum and Interest that is not forgiven pursuant to the provisions of Clause 2 of this Agreement shall become due and payable by the Corporation to the Minister on the 31 ~ day of March, 2003, or on such earlier date as the Principal Sum and Interest may become payable pursuant to the provisions of the Loan Agreement.

4. The parties do hereby acknowledge and agree that the provisions of Clause 2 of this Agreement are conditional upon the Principal Sum or Interest, or any part thereof, not becoming payable under the Loan Agreement prior to the 31 day of March, 2002, it being further acknowledged and agreed that in the event the Principal Sum or Interest, or any part thereof, becomes payable under the Loan Agreement prior to the 31 day of March, 2002, the provisions of

Clause 2 of this Agreement shall be deemed at all material times to have been null and void from the outset and of no force or effect whatsoever, and the full amount of the Principal Sum and Interest shall be or become payable by the Corporation to the Minister in accordance with the provisions of the Loan Agreement.

5. The Corporation agrees to provide to the Minister, when due, the written Employment Reports referred to in the letter of Offer, which Employment Reports shall be in the form and shall contain the information and data set forth in the Letter of Offer or as otherwise required by the Minister from time to time.

6. The Corporation shall grant to the Minister, or his agents and representatives, at all reasonable times during the term of the Loan, access to all of the books and records of the Corporation, and the Minister and his agents and representatives shall have the right to inspect such books and records of the Corporation and to make extracts therefrom and to conduct such examination thereof as the Minister may consider necessary.

7. The Corporation shall provide to the Minister in addition to the requirements set forth in Clause 5 and 6 of this Agreement, such information, statistics and data respecting the business and operations of the Facility as the Minister may from time to time consider necessary for the purposes of this Agreement and any calculations made or to be made pursuant to this Agreement.

8. Except to the extent that the provisions of this Agreement affect or may affect the amount of the Principal Sum and Interest payable or to become payable by the Corporation to the Minister under the Loan Agreement, the Loan Agreement shall continue in full force and effect, and each and every term, provision, condition, covenant, promise and agreement set forth and contained in the Loan Agreement is hereby ratified and confirmed.

9. It is agreed and understood that in the event of any discrepancy or conflict between the provisions of this Agreement and the provisions of the Letter of Offer, the provisions of this Agreement shall prevail.

10. This Agreement shall not be assignable by the Corporation.

11. Time shall be of the essence of this Agreement.

12. In this Agreement, a word in the singular includes the plural, and a word in the plural includes the singular.

13. This Agreement shall be governed in all respects by the laws of the Province of New Brunswick.

            This Agreement shall enure to the benefit of and be the parties hereto and their respective successors and assigns.

            IN WITNESS WHEREOF the parties hereto have causea presents to be duly executed on the day and year first above written.

SIGNED, SEALED AND DELIVERED       ) HER MAJESTY THE QUEEN
in the presence of:                ) IN RIGHT OF THE PROVINCE
                                   ) OF NEW BRUNSWICK
                                   )
                                   )
/s/ Maryse Collette                )  /s/ [ILLEGIBLE]
---------------------------        )  ---------------------------------
                                   )  Minister of Economic Development,
                                   )  Tourism and Culture

                                   )
                                   )  RMH TELESERVICES INC.
                                   )
                                   )
/s/ [ILLEGIBLE]                    )  /s/ [ILLEGIBLE]
---------------------------        )  ---------------------------------